UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]     Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

                               Medi-Hut Co., Inc.
           -----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

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[ ]  Fee paid previously with preliminary materials.

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     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                               Medi-Hut Co., Inc.
                    1935 Swarthmore Ave. Lakewood, NJ 08701
Phone (732) 901-0606                                          Fax (732) 901-1177

To our stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Medi-Hut Co., Inc. on July 5, 2002 at 10 AM local time, at the Vanity Fare Bistro at the Best Western Hotel, located at 1600 Route 70, Lakewood, New Jersey.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of 2002 Annual Meeting of Stockholders and Proxy Statement. We have also enclosed a copy of our annual report on Form 10-K for the fiscal year ending 2001, which includes audited financial statements and certain other information.

     It is important that you use this opportunity to take part in the affairs of Medi-Hut by voting on the business to come before this meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting, which this year will immediately be followed with the Medi-Hut Mid-Year Review and Outlook session.

     During fiscal year 2001 we continued conducting our business according to our development plan, using the highest ethical and efficient standards that continue to be in compliance with all applicable laws and regulations. We continued to effectively balance our high quality standards with the affordable pricing that we have been known for since our inception over 20 years ago. Medi-Hut maintains its competitive position within each product line by offering a high quality product at competitive pricing. Management informally surveys the price of products sold by the market leaders and, if possible, Medi-Hut then prices its products lower. This allows our wholesalers to realize greater profits. Medi-Hut's good reputation continues to grow within the industry. It is this industry recognition which will be used to further increase Medi-Hut's existing products and propel the company into open new product lines offering greater profitability while the firm steadfastly maintains its responsible pricing policy.

     During fiscal year 2001, Medi-Hut recorded net sales of $12,956,643 as compared to $8,130,696 net sales in fiscal year 2000, for an increase of 59.4%. Net income during fiscal year 2001 was $519,815 as compared to $235,000 earned during fiscal year 2000, an increase of 121.2%. Other key measures of our increased profitability were the improvement in gross profit margin in fiscal year 2001 to 16.7% versus 9.0% in fiscal year 2000. In addition, the after-tax (net income) profit margin in fiscal year 2001 was 4.0% as compared to the prior year's 2.9%. During the fiscal year we refined and further perfected the Elite Safety Syringe.

     Highlights for fiscal year 2001 include:

     o Dramatic sales growth of name brand pharmaceuticals, our OTC Tru-Choice brand of over-the-counter (OTC) drugs, alcohol preps and Elite brand condoms grew dramatically.

     o We continue to successfully manufacture and market the Elite brand safety syringe.

     o We embarked on a series of financial luncheons to bring Medi-Hut to the attention of investors.

     o House Resolution 5178 passed unanimously through both the House of Representatives and the United States Senate and then President Clinton signed the Needle Stick Safety and Prevention Act in November 2000. House Resolution 5178 makes it mandatory to use safety sharp medical devices in all 50 states. As a result, health care workers can now expect to see safer medical devices in their working environments.

     o On February 14, 2001, Medi-Hut Co., Inc., received notice that Medi-Hut International (Mfg.) Co., Ltd. received Korean government approval and registration. Notice of this registration appeared in the daily newspaper in Daejun as required by Korean law. Included in the Korean registration for Medi-Hut International is not only certification for safety syringe production but also certification for manufacturing of standard disposable syringes, authority for retail sales in the Korean market, authorization for import and export of the syringes and authority to manufacture assembly machines. Medi-Hut has a 44% ownership interest in this facility.

     o The Company's growth required the hiring of a Chief Financial Officer.

     o In July 2001, Medi-Hut added six (6) new generic tablets and fourteen
       (14) new liquid medications to our Tru-Choice OTC product line for a total of 39 products.

     o On July 18, 2001, Medi-Hut was approved for listing on the NASDAQ Small Cap Exchange and, trading began on the NASDAQ Small Cap on July 23, 2001 under the symbol "MHUT". Prior to the NASDAQ listing, our common stock traded over-the-counter and was quoted of the NASD OTC Electronic Bulletin Board under the symbol "MHUT".

     o In August 2001, we hired a specialized consulting firm to market and sell our Elite Safety Syringe. This firm is focused on sales and marketing effectiveness for medical devices. Medi-Hut management believes the services provided by this consulting firm will strengthen Medi-Hut's market position and open new marketing and sales avenues for the Elite Safety Syringe.

     o As of fiscal year end, a total of twenty (20) states had passed safety device legislation. This legislation was the result of the Occupational Safety and Health Administration (OSHA) releasing their initiative for the protection of health care workers. With the awareness of the existing problem of contamination from sharp objects in the health care environment, the focus for a solution became not only a medical priority, but it also moved to the political arena. The use of safer devices, such as Medi-Hut's Elite Safety Syringe, will help reduce the approximate 800,000 accidental needle sticks per year in the United States. These needle sticks could lead to diseases such as Hepatitus C and AIDS.

     Medi-Hut is a growing company with a diverse product line. Medi-Hut has just entered the beginning stages of its growth phases. While the long-term growth catalyst will come from our safety engineered product line, we do not ignore the significant revenue and profits generated from our other product lines, namely name brand prescription drugs, Tru-Choice OTC drugs, Elite brand condoms and alcohol preps. The legislated mandate for safety syringes and other safety engineering medical products makes this specific growth area the primary focus of our research efforts. We continue building our safety product portfolio to incorporate the needs of both the health care worker and the patient. We diligently incorporate the feedback we receive from both health care workers and patients into our designs to make our products of the highest quality, user friendly and, cost effective. We are committed to search out and develop safety products for the health care professional and to supply high quality medical products and drugs which will ultimately reach the end-user. In addition to the growth generated from the present product line, Medi-Hut continued to grow from the development of new technologies and through strategic mergers and acquisitions.

     The need for safer medical products has arrived. I continue to adamantly believe Medi-Hut has the right formula and business plan for its continued success. We know the market for each of our product lines; all of our products are of the highest quality and responsibly priced. We anticipate, shareholders should reap the rewards of our growth as we move forward and upward.


/s/ Joseph A. Sanpietro
-----------------------

Joseph A. Sanpietro
President and Chief Executive Officer

                              MEDI HUT CO., INC.
                         NOTICE OF 2002 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                              FRIDAY JULY 5, 2002
                                 AT 10:00 A.M.

                            THE VANITY FARE BISTRO
                              BEST WESTERN HOTEL
                                 1600 ROUTE 70
                                   LAKEWOOD
                                  NEW JERSEY

                                                                   June 7, 2002

Dear Fellow Shareholders:

     We cordially invite you to attend the Meeting of the Shareholders of Medi-Hut Co., Inc. (the "Company") to be held at 10:00 a.m. on Friday July 5, 2002, at the Vanity Fare Bistro Best Western Hotel, 1600 Route 70, Lakewood, New Jersey.

     Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, which we encourage you to read carefully.

     The Board of Directors recommends that Shareholders vote in favor of each proposal. We encourage all Shareholders to participate by voting their shares by Proxy, whether or not they plan to attend the meeting as soon as possible. Please vote by mailing the enclosed proxy card. If you do attend the Annual Meeting, you may revoke your proxy at that time and vote in person, if you wish, even if you have previously returned your proxy.

     Please note the following procedures that will be in effect at the Annual Meeting. In order to be admitted, you will need to verify that you are a shareholder of the Company. If you own shares in street name, please bring a copy of your brokerage statement to establish your ownership. You also need to notify us on or before June 21, 2002 by telephone at (732) 901-0606 if you plan to attend in person so that arrangements may be made at the meeting site.

     Our management will be available to answer questions at the Annual Meeting, provided that questions are submitted to us in advance in writing. Please fax your questions to (732) 901-1177 prior to June 28, 2002, so that we can be prepared to respond.

     If you have questions about the proposals or voting your shares, please call Vincent J. Sanpietro, Secretary, at (732) 901-0606.

                                        Sincerely,

                                        /s/ Joseph A. Sanpietro
                                        -----------------------
                                        President and Chief Executive Officer

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 10:00 A.M. ON JULY 5, 2002
                             ---------------------


     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Medi-Hut Co., Inc. (the "Company") will be held at the Vanity Fare Bistro at The Best Western Hotel, 1600 Route 70, Lakewood, New Jersey on Friday, July 5, 2002 at 10:00 a.m., for the following purposes:

   1. To elect five directors who will hold office for one-year terms ending at the 2003 Annual Meeting of shareholders or until their successors have been duly elected and qualified.

   2. To consider and vote upon a proposal to approve the Company's 2002 Equity Incentive Plan.

   3. To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 31, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Sign and date the proxy card enclosed with the proxy statement and return it to us in the prepaid envelope. Your proxy may be revoked any time prior to the vote at the Annual Meeting by following the procedures set forth in the accompanying Proxy Statement.

                                        By: Order of the Board of Directors

                                        /s/ Vincent J. Sanpietro
                                        -------------------------------
                                        Vincent J. Sanpietro, Secretary

Lakewood, New Jersey
June 7, 2002

                              MEDI-HUT CO., INC.
                            1935 Swarthmore Avenue
                          Lakewood, New Jersey 08701

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

            Annual Meeting of Shareholders to be held July 5, 2002.

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to shareholders of Medi-Hut Co., Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Vanity Fare Bistro at The Best Western Hotel, 1600 Route 70, Lakewood, New Jersey on July 5, 2002 at 10:00 a.m., and any adjournments or postponements thereof, pursuant to the Notice of Meeting. The approximate date on which this Proxy Statement is first being sent to shareholders is June 7, 2002.

     The principal executive offices of the Company are located at 1935 Swarthmore Avenue, Lakewood, New Jersey 08701.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

Who can vote.

     Only holders of record of our common stock, par value $.001 per share, at the close of business on May 31, 2002, are entitled to vote at the Annual Meeting. As of May 31, 2002, we had outstanding and entitled to vote 14,758,800 shares of common stock. Each share of common stock is entitled to one vote.

     A list of shareholders entitled to vote at the meeting will be available at the location of the Annual Meeting on July 5, 2002.

How you can vote by proxy.

     If you are a registered shareholder (you hold your stock in your own name), you may vote by completing and mailing the enclosed proxy card.

     If you return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. See "Proposal 1 -- Election of Directors." For ratification and approval of the 2002 Equity Incentive Plan, you may vote "For", "Against," or "Abstain" from voting.

     If you do not specify on your proxy card how you want to vote your shares, we will vote them "for" the election of director nominees, and "for" ratification and approval of the 2002 Equity Incentive Plan.

     If your shares are held in "street name" (through a broker or other nominee), you should contact your broker or other nominee and instruct him or her how you would like your shares voted.

How you may revoke or change your vote.

     You can revoke your proxy at any time before it is voted at the Annual Meeting by:

   (1) sending written notice of revocation to the Secretary; or

   (2) submitting another proper proxy with a more recent date than that of the proxy first given, by signing and returning a proxy card to the Company; or

   (3) attending the Annual Meeting and voting in person.

     Another person at the meeting may also represent you if you execute a proper proxy designating that person.

     Any notice of revocation that is delivered at the Annual Meeting should be hand-delivered to our Inspector of Election at or before the taking of the vote. The shareholder may be requested to present such documents as shall be reasonably requested for the purpose establishing such shareholder's identity.

Quorum, voting requirements and effect of abstentions and non-votes.

     At the Annual Meeting, our counsel will be our Inspector of Election and he will determine the presence of a quorum and tabulate the results of the voting by shareholders. A shareholder who abstains from voting on any proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees for directors or the proposal regarding ratification and approval of the 2002 Equity Incentive Plan. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

     A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting with respect to that item and has not received voting instructions from the beneficial owner.

     The five nominees for director who receive a plurality of the votes cast by the holders of the common stock present in person or represented by proxy at the Annual Meeting will be elected. All other matters will require the approval of the majority of the votes cast by the holders of common stock present in person or represented by proxy at the Annual Meeting. Abstentions and non-votes will have the same effect as the vote against any proposal other than the election of directors.

Votes of executive officers and directors.

     On the record date of May 31, 2002, our present and former executive officers, other employees, and directors, including their affiliates, had voting power with respect to an aggregate of 3,923,500 shares of common stock, or approximately 26.6% of the shares entitled to vote. Currently we expect that such persons will vote their shares in favor of each of the nominees for director and in favor of the other proposal.

Costs of solicitation.

     We will bear the cost of preparing, printing, and mailing material in connection with the solicitation of proxies. In addition to mailing material, certain of our employees may make solicitations personally, by telephone, and by fax. We are required to reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses, including clerical expenses, related to forwarding proxy material to beneficial owners of our common stock or otherwise in connection with solicitation of proxies.

     Our employees may solicit proxies on behalf of the Board of Directors through the mail, telephone, telecommunications and in person. We have not retained any third party to aid in the distribution of materials.

Annual Report

     Our Annual Report on Form 10-KSB of Medi-Hut for the fiscal year ended October 31, 2001, containing audited financial statements for such year, and a Quarterly Report on Form 10-Q for the most recent fiscal quarter available are enclosed with this Proxy Statement. The Company, its directors and certain officers have been named as defendants in at least eleven lawsuits filed in the U.S. District Court in New Jersey, each of which seeks certification as a class action. The complaints generally assert that the Company's aformentioned financial statements for the year ended October 31, 2001 are incorrect in that they fail to disclose certain alleged related party transactions. The Company is currently investigating the allegations and plans to defend itself against all the claims made. A motion is currently pending to consolidate the eleven pending lawsuits into one, following which the Company will file a responsive pleading.

     This Proxy Statement and the enclosed Proxy are being sent to our shareholders on or about June 7, 2002.

IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING YOU ARE REQUESTED TO PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                                  PROPOSAL 1


               ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     At the Annual Meeting, five directors will be elected to serve for one-year terms expiring on the date of the Annual Meeting of Shareholders in 2003. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by our by-laws. The names of the nominees for the Board of Directors are listed below. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. However, discretionary authority is reserved to vote such shares in the best judgment of the persons named in the event that any person or persons other than the nominees listed below are to be voted on at the meeting due to the unavailability of any nominee so listed.

Nominees

     Joseph A. Sanpietro, 51, has been the President, Chief Executive Officer, and Director of Medi-Hut since January 1998. He served as the President of Medi-Hut, New Jersey from 1982 to 1998. Mr. Sanpietro previously worked with Cooper Laboratories as a frontline analytical chemist, and with Schering-Plough as an international analytical chemist leader, where he was the youngest assistant manager with both B.S. and M.S. chemists reporting directly to him. Mr. Sanpietro was a project manager at Johnson & Johnson heading a multi-million dollar relocation start-up project. Mr. Sanpietro graduated from Hofstra University in 1972 with a Bachelor of Science degree in chemistry. He continued his education at Seton Hall University with studies in chemistry and law.

     Vincent J. Sanpietro, 54, has been the Secretary and a Director of Medi-Hut since January 1998. He served as Secretary for Medi-Hut, New Jersey from 1982 to 1998. Mr. Sanpietro has held managerial positions in Wells Recruiting Personnel. He was President of Focus Personnel, an Illinois corporation. Mr. Sanpietro was also Vice President of Sales of Focus Medical Products, Inc. He graduated with a Bachelors Degree in business administration from the New York Institute of Technology.

     Robert Russo, 42, has been a Director of Medi-Hut since March 1998. He served as our Treasurer from March 1998 through May 14, 2002. He is the managing senior partner of Koenig, Russo & Associates, LLC, and has been employed with that firm since 1982. Mr. Russo has extensive experience in accounting, auditing, and business management. He has concentrated his work in the field of taxes, employee benefits programs, business, financial, estate and retirement planning. Mr. Russo graduated from Seton Hall University, New Jersey with a degree in accounting and also received his masters degree in business administration in business finance. Mr. Russo is a member of the New Jersey Society of Certified Public Accountants and of the American Institute of Certified Public Accountants.

     James G. Aaron, Esq., 57, was elected a Director of Medi-Hut on April 3, 2001. Mr. Aaron is a shareholder in the law firm of Ansell, Zaro, Grimm & Aaron, P.C., located in Ocean Township, New Jersey, where he is the chair of the firm's commercial litigation, municipal law and bankruptcy department. He has been with Ansell, Zaro, Grimm & Aaron since May, 1996. Mr. Aaron previously served on the advisory board of the Jersey Shore Bank and has represented Colonial First National Bank, Midatlantic/Merchants National Bank, Atlantic National Bank, Fidelity Union Bank, and Monmouth County National Bank. Mr. Aaron graduated from New York University School of Law in 1969. He is currently the Secretary, a member of the Executive Committee, and a member of the Board of Directors of Monmouth Community Bank, a federally-chartered banking institution.

     James S. Vaccaro, 45, was elected a Director of Medi-Hut on April 3, 2001. Mr.Vaccaro has been Chief Executive Officer of Monmouth Community Bank, Long Branch, New Jersey, since April, 2000. He has served as Chairman of the Board of Monmouth Community Bank since its inception in July, 1998. From January 1997 to April 2000, Mr. Vaccaro served as a director of ASA, Inc., an international risk management employee benefits and healthcare provider. Between March 1995 and December 1996, Mr. Vaccaro was employed by First Option Health Plan, an HMO located in Red Bank, New Jersey, where he served as its Executive Vice President and Chief Operating Officer, and assisted in its search for a corporate partner.

Mr. Vaccaro has over 15 years experience in the banking industry and five years experience in the managed care industry. He received a PMD Degree from Harvard Graduate School in May 1990, and a Bachelor's Degree in economics from Ursinus College in May, 1979. Mr. Vaccaro also serves as a director of Labvolt, Inc., a reporting company.

Information concerning the Board and its Committees

     The Board of Directors met twice in fiscal 2001. No director attended fewer than 75% of the meetings of the Board of Directors. In addition, the Board acted by unanimous consent 12 times during fiscal 2001. The Board also consults regularly by telephone and in person.

     The Board does not have either a nominating committee or a compensation committee.

     The Board of Directors established an Audit Committee on April 20, 2001. The members of the Audit Committee are James G. Aaron, Robert Russo, and James
S. Vaccaro. The Audit Committee reviews our annual audit and meets with our independent auditors to review our internal controls and financial management practices. All members of the Audit Committee are independent.

     The Audit Committee met two times during fiscal 2001. All members of the Audit Committee attended 75% or more of the meetings.


                 REPORT OF BOARD OF DIRECTORS AUDIT COMMITTEE

     The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process, and is more fully described in its charter which the Committee has adopted, and which is included as Exhibit A to this proxy statement. All members of our Audit Committee are independent as defined in Rule 4200 of the Nasdaq Stock Market's listing standards.

     Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2001 with the Company's management and has discussed with the independent auditors the matters required to be discussed by Statement on auditing Standards Board Standard No. 61, as amended, "Communication with Audit Committees." In addition, the independent auditors have provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and the Audit Committee has discussed with the independent auditors the independent auditors' independence.


     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2001, for filing with the Securities and Exchange Commission.

                                        THE AUDIT COMMITTEE

                                        Robert Russo, Chair
                                        James G. Aaron
                                        James S. Vaccaro

Director Compensation

     Our directors do not receive cash compensation for serving on the Board or on committees or for any other services they provide to us in their capacity as directors. We issue each director 50 restricted shares of our common stock for each meeting of the Board or a Board committee that they attend. In the event of a Board and a Committee meeting on the same day, the directors attending both receive just 50 restricted shares. The directors are also reimbursed for expenses they incur in connection with attending Board and committee meetings.

     Under the terms of the 2002 Equity Incentive Plan, which is being submitted to shareholders for ratification and approval at the Annual Meeting, and a copy of which is attached hereto as Exhibit B, the Board of Directors may make an initial grant of options to directors who are not employees of the Company upon their first being elected to serve as Directors. Upon the conclusion of each regular annual meeting of shareholders of the Company, beginning in 2002, directors who are not employees of the Company will receive a non-qualified stock option grant, the amount of which will be in the discretion of the Board of Directors. A non-qualified stock option grant that would be made after an annual meeting of shareholders will not be made in the calendar year in which the same director received a non-qualified stock option grant upon first being elected to serve as a Director.

Information regarding beneficial ownership of principal shareholders, directors and management

     The following table sets forth certain information as of May 31, 2002, regarding the ownership of our common stock by (i) each director and nominee for director of the Company; (ii) each of the current executive officers named in the Executive Officer section following; (iii) each of the executive officers named in the Summary Compensation Table following; (iv) each person known to the Company to beneficially own 5% or more of common stock; and (v) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons named as beneficial owners of common stock have sole voting and investment power with respect to the shares indicated as beneficially owned by them. All persons named have an address at c/o Medi-Hut Co., Inc., 1935 Swarthmore Avenue, Lakewood, New Jersey 08701, unless otherwise indicated.

Common stock

                                                Number of        Percentage of
Name of Beneficial Owner                         Shares           Outstanding
------------------------                        ---------        -------------
Joseph A. Sanpietro ....................       3,179,200              21.5%
Vincent J. Sanpietro ...................         554,800               3.8%
Robert Russo ...........................         125,000 (1)              *
James G. Aaron
 1500 Lawrence Avenue
 Ocean, New Jersey 07712 ...............          42,500 (2)              *
James S. Vaccaro
 627 Second Avenue
 Long Branch, New Jersey 07740 .........           2,000                  *
Laurence M. Simon ......................          28,440 (3)              *
All Executive Officers and Directors
 as a Group ............................       3,931,940              26.6%

------------
 *  Less than 1%
(1) Mr. Russo shares voting and investment power over 20,000 shares held with his wife.
(2) Mr. Aaron shares voting and investment power over 36,000 shares held by ERBA Co., Inc. and 6,500 shares held by his family trust.
(3) Includes options to acquire 8,440 shares exercisable within 60 days of the date of this Proxy Statement.

Information regarding executive officers and directors

     As of the date of this Proxy Statement, our executive officers and directors are:



Name                               Age                         Position
----                               ---     ------------------------------------------------
Joseph A. Sanpietro* ...........   51      President, Chief Executive Officer, and Director
Vincent J. Sanpietro* ..........   54      Chief Operating Officer, Secretary and Director
Robert Russo* ..................   42      Director
James G. Aaron, Esq.* ..........   57      Director
James S. Vaccaro * .............   45      Director
Laurence M. Simon ..............   36      Chief Financial Officer and Treasurer

------------
* See Biographies in Proposal 1 -- Election of Directors

     Laurence M. Simon, 36, was appointed as our Chief Financial Officer on April 20, 2001 and Treasurer on May 14, 2002 by our Board of Directors. Mr. Simon is a certified public accountant who has over 14 years of experience in the accounting field assisting clients with corporate finance, Securities and Exchange Commission reports, and preparation of individual, corporate and fiduciary tax returns. From 1989 to April 2001, he was employed by the accounting firm of Rosenberg, Rich, Baker, Berman and Company, Certified Public Accountants, located in Bridgewater, New Jersey. He is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. He graduated cum laude and received a bachelor's degree in accounting from Belmont Abbey College located in Belmont, North Carolina.


                 Information regarding executive compensation

Cash Compensation


                          Summary Compensation Table

     The following table summarizes all compensation awarded to, earned by, or paid to (i) all individuals who served or functioned as the Company's Chief Executive Officer ("CEO") during the fiscal year ended October 31, 2001, for services rendered in all capacities to the Company for the fiscal year ended October 31, 2001.

                                     Annual Compensation
                               -------------------------------
                                                                Other Annual
                                Fiscal      Salary      Bonus   Compensation
Name and Principal Position      Year         ($)        ($)         ($)
------------------------------ -------- -------------- ------- --------------
Joseph A. Sanpietro, .........   2001       93,555.00  0       0
 President, Chief Executive      2000       77,225.00  0       0
 Officer and Director            1999       85,200.00  0       0



                                                   Long-Term Compensation
                                                      Awards    Payouts
                               ---------------------------------------------------------------
                                 Restricted   Securities      Long-Term         All Other
                                Stock Award   Underlying   Incentive Plan      Compensation
Name and Principal Position         ($)        Options #       Payouts             ($)
------------------------------ ------------- ------------ ---------------- -------------------
Joseph A. Sanpietro, .........                                                   7,756.00 (1)
 President, Chief Executive                                                      6,000.00 (1)
 Officer and Director                                                                   0

------------
(1) Personal benefits: lease payments for automobile.

Compensation pursuant to stock options.

The following table sets forth information on option grants in fiscal 2001 to the Company's CEO.

                        Number of
                        Securities    Percent of                                   Potential Realized Value at
                        Underlying   Total Options                              Assumed Annual Rates of Stock Price
                         Options      Granted to                                   Appreciation for Option Term
                         Granted     Employees In                  Expiration   ----------------------------------
Name                     (#) (1)      Fiscal Year    ($/Share)       Date         0% ($)      5% ($)     10% ($)
---------------------- ------------ --------------  ------------ -----------     --------   --------    --------
Joseph A. Sanpietro ..      0             0              0             0            0           0           0

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 2001 by the CEO and the value of such officer's unexercised options at October 31, 2002.



                                                                   Number of Securities          Value of Unexercised
                                                                  Underlying Unexercised         In-The-Money Options
                                                                Options at Fiscal Year End        at Fiscal Year End
                               Shares Acquired                              (#)                           ($)
                                 On Exercise    Value Realized ----------------------------- -----------------------------
Name                                 (#)             ($)        Exercisable   Unexercisable   Exercisable   Unexercisable
----------------------------- ---------------- --------------- ------------- --------------- ------------- --------------
Joseph A. Sanpietro .........
 CEO                                 0                0               0             0               0             0

        INFORMATION REGARDING THE NUMBER OF SECURITIES TO BE ISSUED UPON
          EXERCISE OF OUTSTANDING OPTIONS AND THE NUMBER OF SECURITIES
                    REMAINING AVAILABLE FOR FUTURE ISSUANCE

     The following table provides information on the number of securities to be issued upon the exercise of outstanding options, warrants and rights and the number of securities remaining available for future issuance under the 2002 Equity Incentive Plan.

                                                                                                             (c)
                                                                                                    Number of securities
                                                     (a)                         (b)               remaining available for
                                         Number of securities to be   Weighted-average exercise     future issuance under
                                           issued upon exercise of       price of outstanding     equity compensation plans
                                            outstanding options,          options, warrants         (excluding securities
Plan Category                                warrants and rights              and rights          reflected in column (a))
--------------------------------------- ---------------------------- --------------------------- --------------------------
Equity Compensation Plans
 approved by security holders .........             N/A                          N/A                         N/A
Equity Compensation Plans not
 approved by security holders .........           20,000                       $ 6.75                      1,980,000
                                                  ------                       ------                      ---------
Total .................................
                                                  ======                       ======                      =========

Employment Contracts

     On November 1, 2001, we entered into an employment agreement with Laurence
M. Simon. We hired Mr. Simon as our Chief Financial Officer for a term of two years and two months. The agreement provides that Mr. Simon will receive an annual salary of $100,000, along with benefits, including: insurance, vacation, sick leave and use of a company vehicle. In addition, we granted stock options to Mr. Simon to purchase an aggregate of 20,000 common shares at $6.75. Options for 3,680 shares vested on December 31, 2001 and the remainder vest at a rate of 680 common shares each month through December 31, 2003. The agreement provides that Mr. Simon may be terminated for gross negligence or willful misconduct in the performance of his duties, if he is convicted of a felony or if the Board of Directors determines it is in our best interest not to continue his employment. Mr. Simon has agreed to maintain the confidentiality of company information and not compete with the company for a period of two years after termination. If he breaches this part of the agreement he is subject to $25,000 in liquidated damages.

     We have not entered into employment agreements with any other executive officer.

Long-term incentive plans

     The Company has no long-term incentive plans other than the 2002 Equity Incentive Plan.

Fees paid to our independent auditors

     The following table show the fees paid or accrued by the Company for the audit and other services provided by Rosenberg, Rich, Baker, Berman & Company for fiscal year 2001.


      Audit Fees .........................................................    $16,810
      Financial Information Systems Design and Implementation Fees .......        -0-
      Other ..............................................................        -0-
                                                                              -------
      Total ..............................................................    $16,810
                                                                              =======

     The Board of Directors has considered whether the provision of the non-audit services listed as "other" in the table above is compatible with maintaining the independence of Rosenberg, Rich, Baker, Berman & Company.

     On January 28, 2002, we engaged Grant Thornton LLP as our independent auditors and dismissed Rosenberg, Rich, Baker, Berman & Company. The decision to change auditors was recommended by our audit committee. On February 15, 2002, Grant Thornton LLP resigned as our independent auditors. On February 20, 2002, we reengaged Rosenberg, Rich, Baker, Berman & Company as our independent auditors. The decision to reengage Rosenberg, Rich, Baker, Berman & Company was recommended by our audit committee.

Interest of certain persons in matters to be acted upon

     Robert Russo, our Director, is the managing member of Koenig, Russo & Associates LLC. We pay the Koenig Russo firm for the accounting services provided to us by Mr. Russo. For the 2001 fiscal year we paid approximately $18,696 to Koenig Russo and for the 2000 fiscal year we paid approximately $23,302 to Koenig Russo for Mr. Russo's services.

     Mr. James G. Aaron, our Director, is a shareholder of the law firm of Ansell Zaro Grimm & Aaron, P.C., which serves as Medi-Hut's general counsel. Medi-Hut has paid approximately $3,538 in legal fees for the 2001 fiscal year and $3,342 in legal fees for the 2000 fiscal year to Ansell Zaro Grimm & Aaron, P.C.

     On October 19, 2001 we agreed to sell an aggregate of 135,000 common shares to three directors and officers as part of our private placement. Robert Russo, our Director, purchased 100,000 shares for $575,000; Laurence M. Simon, our Chief Financial Officer and Treasurer, purchased 10,000 shares for $57,500; and ERBA Co, Inc., a corporation affiliated with James G. Aaron, our Director, purchased 25,000 shares for $143,750.

Relationship with independent public accountants

     The Board of Directors has reappointed Rosenberg, Rich, Baker, Berman & Company as the independent public accounting firm to audit our financial statements for the fiscal year ending October 31, 2002.

Section 16(a) beneficial ownership reporting compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers to file reports of holdings and transactions in our company stock with the Securities and Exchange Commission. Based on our records and other information, we believe that all Securities and Exchange Commission filing requirements applicable to our Directors and executive officers for fiscal 2001 were timely met.

     THE BOARD OF DIRECTORS RECOMMENTS THAT THE SHAREHOLDERS VOTE TO ELECT THE AFOREMENTIONED NOMINEES TO SERVE ON THE BOARD OF DIRECTORS.

                                  PROPOSAL 2


                  RATIFICATION AND APPROVAL OF THE COMPANY'S
                          2002 EQUITY INCENTIVE PLAN

     Introduction. Effective January 1, 2002, the Board of Directors adopted our 2002 Equity Incentive Plan and directed that the plan be submitted to a vote of the holders of our outstanding common stock. If the plan is approved by the holders of the majority of our common stock present in person or represented by proxy at the Annual Meeting, the plan will be adopted accordingly. A copy of the plan is attached to this Proxy Statement as Exhibit B.

     Shares Reserved. Two million shares of common stock have been authorized for issuance under our 2002 Equity Incentive Plan. The aggregate number of options, stock appreciation rights, stock units, and restricted shares awarded under the plan shall not exceed 2,000,000.

     Eligibility. Employees who are common-law employees of the company, or of a parent or subsidiary of the company, are eligible for the grant of incentive stock options. Employees, independent directors and consultants are eligible for the grant of restricted shares, non-qualified stock options, and stock appreciation rights.

     New Plan Benefits. Because benefits under the 2002 Equity Incentive Plan will depend on the Board of Directors' actions and the fair market value of common stock at future dates, it is not possible to determine the benefits that will be received by officers and other employees if the Plan is approved by the shareholders.

     Administration. The Plan shall be administered by the Board of Directors. The composition of the Board of Directors satisfies Securities and Exchange Commission requirements, and requirements of the Internal Revenue Service regarding independent directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

     The Board of Directors shall select the employees, independent directors and consultants who are to receive awards of incentive stock options, restricted shares, non-qualified stock options or stock appreciation rights under the plan. The Board of Directors shall determine the type, number, vesting requirements and other features and conditions of such awards; it shall interpret the plan and shall make all other decisions relating to the operation of the plan.

     Term of Award The term of an award may be no more than ten years from the date of grant. No award may be exercised after the expiration of its term.

     Plan Features. Our 2002 Equity Incentive Plan will include the following features:

     o Grants of options under the Plan shall be evidenced by a Stock Option Agreement between the grant recipient and the Company. Consideration for grants of options may be a reduction in the grant recipient's other compensation. Each Agreement shall specify the number of shares subject to the option grant, provided that no option grant shall cover more than 500,000 shares in a single fiscal year, except that a new employee may be granted an option covering up to 750,000 shares. Each Agreement shall specify the exercise price for the shares of common stock underlying the option grant and term of the option grant, provided that the term of an incentive stock option grant shall not exceed ten years from the date of grant.

     o The exercise price for the shares of common stock subject to option grants made under our 2002 Equity Incentive Plan will be paid in cash or in shares of common stock valued at fair market value on the exercise date. In the case of incentive stock options granted under the plan, however, payment may be made only pursuant to the express provisions contained in the applicable stock option agreement. The exercise price may also be paid through a same-day sale program without any cash outlay by the optionee. In addition, an optionee may deliver a full-recourse promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with the exercise of the options. All or any part of the exercise price and any withholding taxes may also be paid in any other form that is consistent with applicable laws, regulations, and rules. The exercise price and any withholding taxes may also be paid by delivering an irrevocable direction to pledge all or part of the common shares being purchased under the plan to a securities broker or lender approved by the company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

     o Stock appreciation rights are authorized for issuance under the Plan. The stock appreciation rights will provide the holders with the election to surrender their outstanding options for an appreciation distribution from the company equal to the fair market value of the vested shares of the common stock subject to the surrendered option, less the aggregate or exercised price payable for those shares. Such appreciation distribution may be made in cash or in shares of common stock or a combination of both, as the Board of Directors shall determine.

     o Restricted shares are authorized for issuance under the Plan. They may be sold or awarded for such consideration as the Board of Directors may determine, including cash, cash equivalence, full-recourse promissory notes, future services and past services. Holders of restricted shares awarded under the plan shall have the same voting, dividend and other rights as the company's stock shareholders. To the extent that an award of restricted shares consists of newly issued restricted shares, consideration shall consist exclusively of cash equivalence or past services rendered to the company or, for the amount in excess of the par value of such newly issued restricted shares, full-recourse promissory notes, as the Board of Directors may determine.

     The 2002 Equity Incentive Plan includes the following change in control provisions, which may result in the accelerated vesting of outstanding option grants, stock appreciation rights, restricted shares, and stock units:

     o In the event that we are a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding awards by the Company, if the Company is the surviving corporation, (b) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary, (c) substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards, (d) full exercisability and/or vesting and accelerated expiration of the outstanding awards, or (e) settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards.

     o In the event of any change in control, the vesting and exercisability of each outstanding award shall automatically accelerate so that each such award shall, immediately prior to the effective date of the change in control, become fully exercisable for all of the common shares at the time subject to such award and may be exercised for any or all of those shares as fully-vested common shares.

     o If we determine that a transaction constituting a change in control is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction is so treated, then the acceleration of vesting and exercisability shall not occur to the extent that our independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

     o If the Board of Directors makes a reasonable, good faith determination that the award will remain outstanding, or will be assumed by the surviving corporation, or will be substituted with an award with substantially the same terms by the surviving corporation, acceleration of vesting and exercisability shall not occur upon a change in control event.

     o The Board of Directors may, in its discretion, provide in an optionee's stock option agreement that, to the extent that acceleration of vesting and exercisability does not occur upon the event of any change in control because of the application of the two prior foregoing paragraphs, if an optionee experiences an involuntary termination within twelve months following such change in control, the vesting and exercisability of each outstanding award held by such recipient shall automatically accelerate, as if the recipient of the award provided another six months of service following such involuntary termination. There must, however, be a specific reference in the stock option agreement and/or the associated notice of option to the acceleration provisions discussed herein.

     o To the extent not previously exercised or settled, options, stock appreciation rights and stock units shall terminate immediately prior to the dissolution or liquidation of the Company.

     Automatic Option Grants to Independent Directors. The Board of Directors may, in its discretion, determine to grant an appropriate one-time grant of a non-qualified stock option covering a discretionary amount of common shares to independent directors who first become members of the Board after the effective date of the Plan. A non-qualified stock option granted in such an event shall be granted on the date when the independent director first runs the Board of Directors. Non-qualified stock option shares shall become exercisable as follows:

     25% of such shares shall become exercisable upon the completion of twelve months of service from the date of grant, and 1/48th of the total number of such shares shall become exercisable upon the completion of each of the next 36 months of service. Notwithstanding the foregoing, an independent director who was previously an employee of the Company shall not receive the grant pursuant to the provisions of this paragraph.

     Upon the conclusion of each regular annual meeting of the Company's shareholders, beginning in the year 2002, each independent director who continues to serve as a member of the Board shall receive a non-qualified stock option at the discretion of the Board of Directors, except that such non-qualified stock option shall not be granted in the calendar year in which the same independent director received a non-qualified stock option upon first becoming a member of the Board. Non-qualified stock options granted upon the conclusion of each regular annual meeting of the Company's shareholders shall become exercisable in full on the first anniversary of the date of grant.

     All non-qualified stock options granted to independent directors shall become exercisable in full in the event of (a) the termination of such independent director because of death, total and permanent disability, or retirement at or after age 65, or (b) a change of control in respect to the Company, except if the transactions constituting such change in control are to be treated as a "pooling of interests" for financial reporting purposes.

     All non-qualified stock options granted to an independent director shall terminate on the earlier of the sixth anniversary of the date of the grant, or the date that is twelve months after the termination of such independent director's service for any reason.

     The exercise price of all non-qualified stock options granted to an independent director pursuant to their becoming a director or upon the conclusion of a regular annual meeting of shareholders of the Company shall be equal to 100% of the fair market value of common shares on the date of the grant, and are payable in cash or cash equivalent through a same day sale program without cash outlay, delivery of full-recourse promissory notes, or in any other form that is consistent with applicable laws, regulations and rules. All non-qualified stock options granted to independent directors shall terminate on the earlier of the sixth anniversary of the date of grant or the date that is twelve months after the termination of such director of service for any reason.

     Adjustments. In the event of the sub-division of the outstanding shares, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares, recapitalization, a spin-off, or a similar occurrence, the Board of Directors shall make appropriate adjustments to protect against dilution in one or more of (a) the number of options, stock appreciation rights and restricted shares available for future awards; (b) the number of non-qualified stock options to be granted to independent directors; (c) the number of shares covered by each outstanding option and stock appreciation rights; or (d) the exercise price under each outstanding option and stock appreciation rights.

     Deferral of Awards. The Board of Directors may permit or require an equity recipient under the Plan to (a) have cash that would otherwise be paid to such recipient as a result of the exercise of a stock appreciation right credited to a deferred compensation account established for such recipient by the Board of Directors as an entry on the Company's books; (b) have shares that otherwise would be delivered to such recipient as a result of the exercise of an option or stock appreciation right converted into amounts credited to a deferred compensation account established for such recipient by the Board of Directors as an entry on the Company's books. Recipients for whom such an account is established shall have no rights other than those of a general creditor of the Company.

     Directors Fees. An independent director may elect to receive the annual retainer payments and/or meeting fees from the Company in the form of cash, non-qualified stock options, or restricted shares or a combination thereof, which shall be issued under this Plan. The number of non-qualified stock options or restricted shares that would be granted in lieu of annual retainer and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms shall also be determined by the Board.

     Federal Income Tax Consequences. The following is a general summary of the current federal income tax treatment of stock options, which are authorized to be granted under our 2002 Equity Incentive Plan, based upon the current provisions of the Internal Revenue Codes and Regulations promulgated thereunder. Recipients of awards under the Plan should consult their own tax advisors to ensure the applicability of the following summary to their particular circumstances.

      Non-Qualified Stock Options: No tax consequences result from the grant of the option. An option holder who exercises a non-qualified stock option with cash generally will realize compensation, taxable as ordinary income in an amount equal to the difference between the exercised price and the fair market value of the shares on the date of exercise (or, if the stock subject to the option is restricted within the meaning of the Code Section 83 and the optionee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the shares become transferable or are no longer subject to a substantial risk or forfeiture), and we will be entitled to a deduction from income in the same amount in the fiscal year in which the exercise occurred. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

      Incentive Stock Options: Incentive stock options under our Plan are intended to meet the requirements of the Internal Code Revenue Section 422. No tax consequences result from the grant of the option. If an option holder acquires stock upon the exercise, no income will be recognized by the option holder for ordinary income tax purposes (although the difference between the option exercise price and the fair market value of the stock subject to the option may result in alternative minimum tax liability to the option holder) and we will be allowed no deduction as a result of such exercise, provided that the following conditions are met: (a) At all times during the period beginning with the date of the granting of the option and ending on the day three months before the date of such exercise, the option holder was our employee or of a subsidiary and (b) the option holder makes no disposition of the stock within two years from the date the option is granted or within one year after the stock is transferred to the option holder. The three-month period is extended to one year in the event of disability and is waived in the event of death of the employee. In the event of a sale of such stock by the option holder after compliance with these conditions, any gain realized over the price paid for the stock ordinarily will be treated as capital gain, and any loss will be treated as capital loss, in the year of the sale.

      If the option holder fails to comply with the employment requirement discussed above, the tax consequences will be the same as for a non-qualified option, discussed above. If the option holder fails to comply with the holding period requirements discussed above, the option holder will recognize ordinary income in an amount equal to the lesser or (i) the excess of the fair market value of the stock on the date the option was exercised over the exercised price, or (ii) the excess of the amount realized upon such disposition over the adjusted tax basis of the stock. Any additional gain ordinarily will be recognized by the option holder as capital gain, either long-term or short-term, depending on the holding period of the shares. If the option holder is treated as having received ordinary income because of his or her failure to comply with either condition above, an equivalent deduction will be allowed to us in the same year.

      Disallowance of Deductions: The Internal Revenue Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, in the material terms under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporations and stockholders.

     A vote in favor of the Plan by the holders of a majority of the outstanding shares of stock cast in person or by proxy at the Annual Meeting is necessary for the adoption of this proposal. If the proposed amendment is adopted by the shareholders, it will become effective on the date of the Annual Meeting.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
                     ADOPT THE 2002 EQUITY INCENTIVE PLAN.

Other Matters

     The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider shareholder proposals (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the Proxy Rules of the Securities and Exchange Commission) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


                                    GENERAL

Shareholder proposals for the 2003 annual meeting

     Any shareholder who intends to present a proposal at the annual meeting for the year 2003 must deliver the proposal to our Secretary at 1935 Swarthmore Avenue, Lakewood, New Jersey 08701 not later than January 30, 2003, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

     For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year's annual meeting. Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on November 30, 2002 and advises stockholders in next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or
(b) does not receive notice of the proposal prior to the close of business on November 30, 2002.

Form 10-KSB annual report

     Upon written request by any shareholder entitled to vote at the 2002 Annual Meeting, the Company will furnish that person without charge a copy of the Form 10-KSB Annual Report which it filed with the Securities and Exchange Commission for 2001, including financial statements and schedules. If the person requesting the report was not a shareholder of record on May 31, 2002, the request must contain a good faith representation that the person making the request was a beneficial owner of the Company's common stock at the close of business on that date. Requests should be addressed to Vincent J. Sanpietro, Secretary, Medi-Hut Co., Inc. 1935 Swarthmore Avenue, Lakewood, New Jersey 08701.

                                        By Order of the Board of Directors
                                        MEDI-HUT CO. INC.


                                        /s/ Joseph A. Sanpietro
                                        -------------------------------
                                        Joseph A. Sanpietro, President


                                        /s/ Vincent J. Sanpietro
                                        -------------------------------
                                        Vincent J. Sanpietro, Secretary

Lakewood, New Jersey
June 7, 2002

                                   EXHIBIT A

                              MEDI-HUT CO., INC.

                            AUDIT COMMITTEE CHARTER

Organization

     There shall be a committee of the board of directors of Medi-Hut Co., Inc. (the "Company") to be known as the Audit Committee. The Audit Committee shall be composed of three directors. Two of the members of the Audit Committee must be independent of the management of the Company and free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member and one member may not be independent.

Statement of Policy

     The Audit Committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

Composition

     The Audit Committee shall be comprised of at least three directors as determined by the Board, two of whom shall be independent directors. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly qualified and appointed. Unless a chair is appointed by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

Meetings

     The Audit Committee shall meet at least once annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee or its members are expected to meet for discussions with Company management frequently, and will have at least one formal meeting with Company management in the presence of the independent auditors in separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately.

Responsibilities

     In carrying out its responsibilities, the Audit Committee's policies and procedures will remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.


     In carrying out these responsibilities, the Audit Committee will:

     1. Develop an effective Audit Committee charter approved by the Board of Directors. Update this charter at least annually or as business developments may dictate.

     2. Influence the overall Company "tone" for quality financial reporting, sound business risk controls, and ethical behavior.

     3. Review and recommend to the directors the Audit Committee's choice of independent auditors and their level of fees for audits of the financial statements of the Company. Recommend dismissal when necessary. Maintain an active dialog with the independent auditors to identify and disclose any relationship or services that may impact the objectivity and independence of the auditors.

     4. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review the results of such audit, including any comments or recommendations of the independent auditors.

     5. Emphasize the adequacy of internal controls to identify any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Review the Company's policy statements to enforce adherence to its code of conduct.

     6. Monitor the integrity and quality of annual and interim financial reporting to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review changes in accounting principles and concur as to their appropriateness. The Audit Committee on a regular basis should also monitor the integrity and quality of internal financial and operating information used by management in its decision making processes.

     7. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

     8. Consider and review with the independent auditors:

        (a) Any significant findings in the independent auditors SAS 71 interim financial statement review prior to the Company's filing of its form 10-Q.

        (b) The adequacy of the Company's internal controls including computerized information system controls and security.

        (c) Any significant findings and recommendations of the independent auditors together with management's responses thereto.

     9. Monitor compliance with the Company code of conduct and regulatory requirements, and review and assess conflicts of interest and related-party transactions.

    10. Evaluate and make recommendations regarding management initiatives affecting the financing of the Company and related matters.

    11. Assess independent auditor performance.

    12. Assess Audit Committee performance.

    13. Review and approve any required stock exchange certifications, if any, and proxy statement disclosure.

    14. Provide a report of the audit committee's findings that result from its financial reporting oversight responsibilities including representation that the audit committee has:

        (a) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended;

        (b) received and reviewed the written disclosures and the letter from the independent auditors required by Independence Discussions with Audit Committees, as amended, by the Independence Standards Board; and

        (c) discussed with the auditors the auditors' independence.

    15. Conduct an annual quality discussion with the independent auditors wherein the independent auditors discuss their judgement about the quality, not just the acceptability, of the Company's accounting principles as applied in it financial reporting.

    16. Ensure that the independent auditors review interim financial statements and conduct a quality discussion with the independent auditors before the Company files its Form 10-Q or 10-QSB.

                                   EXHIBIT B

                 MEDI-HUT CO., INC. 2002 EQUITY INCENTIVE PLAN

                   As Adopted and Effective January 1, 2002

1. INTRODUCTION

     The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Independent Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Independent Directors and Consultants with exceptional qualifications and (c) linking Employees, Independent Directors and Consultants directly to stockholders interest through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights. The Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice or conflict of law, rule or provision (whether of the State of Nevada or other jurisdiction) which would cause the application of any law, rule, provision or regulation other than of the State of Nevada.

2. ADMINISTRATION

   2.1 BOARD OF DIRECTORS.

     The Plan shall be administered by the Board of Directors or, in the discretion of the Board, its Compensation Committee (the "Committee"). The Committee shall consist exclusively of three or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy: (a) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (b) such requirements as the Internal Revenue Service may establish for independent directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

   2.2 BOARD/COMMITTEE RESPONSIBILITIES.

     The Board or Committee shall (a) select the Employees, Independent Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Board or Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Board's or Committee's determination under the Plan shall be final and binding on all persons.

   2.3 COMMITTEE FOR NON-OFFICER GRANTS.

     The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan of the Committee shall include such secondary committee.

3. SHARES AVAILABLE FOR GRANTS.

   3.1 BASIC LIMITATION

     Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs and Restricted Shares awarded under the Plan shall be Two Million (2,000,000), subject to adjustment pursuant to Section 10.

   3.2 ADDITIONAL SHARES.

     If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminated for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

   3.3 DIVIDEND EQUIVALENTS

     Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Options or SARs available for Awards.

4. ELIGIBILITY.

   4.1 INCENTIVE STOCK OPTIONS.

     Only Employees who are employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied. Unless otherwise provided in the Stock Option Agreement, the first $100,000 worth of optioned shares that are part of an option grant and can first be exercised in a given year shall be considered ISOs, and the remainder shall be considered NSOs. In determining stock ownership of an Employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representation of fact made to it by the employee and believed by it to be true.

   4.2 OTHER GRANTS.

     Only Employees, Independent Directors and Consultants shall be eligible for the grant of Restricted Shares, NSOs or SARs.

5. OPTIONS.

   5.1 STOCK OPTION AGREEMENT.

     Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

   5.2 NUMBER OF SHARES.

     Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an

Employee first commences shall not cover more than 750,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 10.

   5.3 EXERCISE PRICE.

     Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of the grant.

   5.4 EXERCISABILITY AND TERM.

     Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may provide for early exercise upon the condition that the Common Shares issued upon exercise be made subject to a Restricted Stock Agreement with vesting and other restrictions. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

   5.5 MODIFICATION OR ASSUMPTION OF OPTIONS.

     Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

6. PAYMENT FOR OPTION SHARES.

   6.1 GENERAL RULE.

     The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows: (a) in the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement, but the Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 6; or
(b) in the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Section 6.

   6.2 SURRENDER OF STOCK.

     To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. Unless otherwise permitted by the Committee, the Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

   6.3 EXERCISE / SALE.

     To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

     6.4 EXERCISE / PLEDGE.

     To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

   6.5 PROMISSORY NOTE.

     To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

   6.6 OTHER FORMS OF PAYMENT.

     To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

7. AUTOMATIC OPTION GRANTS TO INDEPENDENT DIRECTORS.

   7.1 INITIAL GRANTS.

     There shall be no initial grant of options to Independent Directors who first become a member of the Board after the Effective Date unless the Board or the Committee determines an appropriate one-time grant of an NSO covering a discretionary amount of Common Shares (subject to adjustment under Section 10). Such NSO shall be granted on the date when such Independent Director first joins the Board. Such NSO shares shall become exercisable as follows: 25% of such NSO shares shall become exercisable upon the completion of 12 months of service from the date of grant and 1/48 of the total number of such NSO shares shall become exercisable upon the completion of each of the next 36 months of service. An Independent Director who previously was an Employee shall not receive a grant under this Section 7.1.

   7.2 ANNUAL GRANTS.

     Upon the conclusion of each regular annual meeting of the Company's stockholder held in the year 2002 or thereafter, each Independent Director who will continue serving as a member of the Board thereafter shall receive an NSO at the discretion of the Board or the Committe (subject to adjustment under Section 10), except that such NSO shall not be granted in the calendar year in which the same Independent Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant. An Independent Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

   7.3 ACCELERATED EXERCISABILITY.

     All NSOs granted to an Independent Director under this Section 7 shall also become exercisable in full in the event of: (a) the termination of such Independent Director's service because of death, total and permanent disability or retirement at or after age 65; or (b) a Change in Control with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transactions constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interest" accounting.

   7.4 EXERCISE PRICE.

     The Exercise Price under all NSOs granted to an Independent Director under this Section 7 shall be equal to 100% of the Fair Market Value of a Common Shares on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 or 6.4.

     7.5 TERM.

     All NSOs granted to an Independent Director under this Section 7 shall terminate on the earlier of (a) the 6th anniversary of the date of grant or (b) the date 12 months after the termination of such Independent Director's service for any reason.

   7.6 AFFILIATES OF INDEPENDENT DIRECTORS.

     The Committee may provide that the NSOs that otherwise would be granted to an Independent Director under this Section 7 shall instead be granted to an affiliate of such Independent Director. Such affiliate shall then be deemed to be an Independent Director for purpose of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Independent Director.

8. STOCK APPRECIATION RIGHTS.

   8.1 SAR AGREEMENT.

     Each grant of SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreement entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

   8.2 NUMBER OF SHARES.

     Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 500,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 750,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 10.

   8.3 EXERCISE PRICE

     Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

   8.4 EXERCISABILITY AND TERM.

     Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

   8.5 EXERCISE OF SARS.

     Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

     8.6 MODIFICATION OR ASSUMPTION OF SARS.

     Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

9. RESTRICTED SHARES.

   9.1 RESTRICTED STOCK AGREEMENT.

     Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

   9.2 PAYMENT FOR AWARDS.

     Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, future services and past services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

   9.3 VESTING CONDITIONS.

     Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

   9.4 VOTING AND DIVIDED RIGHTS.

     The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

10. PROTECTION AGAINST DILUTION.

   10.1 ADJUSTMENTS.

     In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification, reverse split or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in one or more of: (a) the number of Options, SARs and Restricted Shares available for future Awards under Section 3; (b) the limitations set forth in Section 5.2 and 8.2; (c) the number of NSOs to be granted to Independent Directors under
Section 7; (d) the number of Common Shares covered by each outstanding Option and SAR; or (e) the Exercise Price under each outstanding Option and SAR. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     10.2 DISSOLUTION OR LIQUIDATION

     To the extent not previously exercised or settled, Options and SARs shall terminate immediately prior to the dissolution or liquidation of the Company.

     10.3 REORGANIZATIONS.

     In the event that the Company is a part to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation,
(b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability and/or vesting and accelerated expiration of the outstanding Awards, or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

11. CHANGE IN CONTROL.

     Unless the applicable agreement evidence the Award provides otherwise, in the event of any Change in Control, the vesting and exercisability of each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the Common Shares at the time subject to such Award and may be exercised for any or all of those shares as fully-vested Common Shares. Notwithstanding the foregoing, acceleration of vesting and exercisability shall not occur upon a Change in Control only to the following extent and under the following circumstances.

    1. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting and exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting;

    2. The Committee makes a reasonable, good faith determination that the Award will remain outstanding, or will be assumed by the surviving corporation (or parent or subsidiary thereof), or will be substituted with an ward with substantially the same terms by the surviving corporation (or parent or subsidiary thereof); and

    3. The Committee may, in its discretion, provide in the Stock Option Agreement that, to the extent that acceleration of vesting and exercisability does not occur upon the event of any Change in Control because of the application of Section 11(a) or (b), in the event that a recipient of an Award experiences an Involuntary Termination within twelve (12) months following such Change in Control, the vesting and exercisability of each outstanding Award held by such recipient shall automatically accelerate, as if the recipient of the Award provided another six (6) months of service following such Involuntary Termination. Absent a specific reference in the Stock Option Agreement and/or the associated Notice of Option, the acceleration provided in this Section 11(c) shall not be applicable.

12. DEFERRAL OF AWARDS.

     The Committee (in its sole discretion) may permit or require a Participant to: (a) have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books; (b) have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR; or (c) have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investments return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subjected to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitations) the settlement of deferred compensation accounts established under this Section 12.

13.  AWARDS UNDER OTHER PLANS

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settled of an Option and shall, when issued, reduce the number of Common Shares available under Section 3.

14.  PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

    14.1 EFFECTIVE DATE.

     No provision of this Section 14 shall be effective unless and until the board has determined to implement such provision.

     14.2 ELECTIONS TO RECEIVE NSOS, RESTRICTED SHARES.

     The Board or the Committee may permit an Independent Director to elect to receive his or her annual retainer payments, if any, and/or meeting fees from the Company in the form of cash, NSOs, or Restricted Shares or a combination thereof, as determined by the Board. Such NSOs and Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

     14.3 NUMBER AND TERMS OF NSOS, RESTRICTED SHARES

     The number of NSOs or Restricted Shares to be granted to Independent Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs or Restricted Shares shall also be determined by the Board.

15.  LIMITATION ON RIGHTS.

     15.1 RETENTION RIGHTS.

     Neither the Plan nor any Awards granted under the Plan shall be deemed to give any individual a right to remain an Employee, Independent Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Independent Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     15.2 STOCKHOLDERS' RIGHTS.

     A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any requirement Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

     15.3 REGULATORY REQUIREMENTS.

     Any other provisions of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listings.

     15.4 COMPANY RIGHT OF FIRST REFUSAL.

     Any Award granted under the Plan may, in the Committee's discretion, include a condition that the Common Shares issued pursuant to the Award be subject to a right of first refusal in favor of the Company in the event of any subsequently proposed transfer of such shares.

     15.5 MARKET STANDOFF AGREEMENT.

     In connection with any public offering of the Company's securities and upon request of the Company or the underwriters managing such underwritten offering of the Company's securities, each Participant agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Shares or Options (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's public offering.

16.  WITHHOLDING TAXES.

     16.1 GENERAL.

     To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that rise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     16.2 SHARE WITHHOLDING.

     The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

17.  FUTURE OF THE PLAN.

     17.1 TERM OF THE PLAN.

     The Plan, as set forth herein, shall become effective on the Effective Date. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Section 3 which was approved by the Company's stockholders.

     17.2 AMENDMENT OR TERMINATION.

     The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

18.  LIMITATION ON PAYMENTS.

     18.1 SCOPE OF LIMITATIONS.

     This Section 18 shall apply to an Award only if: (a) the income tax professionals most recently selected by the Board (the "CPAs") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this
Section 18 than it was before the application of this Section 18; or (b) the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this
Section 18 (regardless of the after-tax value of such Award to the Participant). If this Section 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award under the Plan except to the extent that an Award specifically refers to, and overrides, this Section 18.

     18.2 BASIC RULE.

     In the event that the CPAs determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

     18.3 REDUCTION OF PAYMENTS.

     If the CPAs determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sold discretion, which and how much of the payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payment equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the CPAs under this Section 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     18.4 OVERPAYMENTS AND UNDERPAYMENTS

     As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the CPAs hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the CPAs, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the CPAs believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that CPAs determine that an underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     18.5 RELATED CORPORATIONS.

     For purposes of this Section 18, the term "Company" shall include affiliated corporations to the extent determined by the CPAs in accordance with section 280(d)(5) of the Code.

19.  DEFINITIONS.

     19.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity for which a control relationship exists.

     19.2 "Award" means an Award of an Option, an SAR, or a Restricted Shares under the Plan.

     19.3 "Board" means the Company's Board of Directors, as constituted from time to time.

     19.4 "Cause" means the commission of any act of fraud, embezzlement or dishonesty by the recipient of the Award, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner.

     19.5 "Change in Control" means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporation reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; (c) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or (d) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of the Paragraph
(d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     19.6 "Code" means the Internal Revenue Code of 1986, as amended.

     19.7 "Committee" means a committee of the Board, as described in Section 2.

     19.8 "Common Shares" means one share of the common stock of the Company.

     19.9 "Company" means Medi-Hut Co., Inc., a Nevada corporation.

     19.10 "Consultants" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     19.11 "Effective Date" means the date of the Plan's adoption by the Board.

     19.12 "Employee" means a salaried, common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     19.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     19.14 "Exercise Price" in the case of an Option, means the amount of which one Common Shares may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price", in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Shares in determining the amount payable under exercise of such SAR.

     19.15 "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     19.16 "Independent Director" shall mean a member of the Board who is not an Employee. Service as an Independent Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

     19.17 "Involuntary Termination" means the termination of the service of the recipient of the Award which occurs by reason of: (1) such recipient's involuntary dismissal or discharge by the Company for reasons other than Cause, or (2) such recipient's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her level of responsibility, (B) a reduction in his or her level of base salary of (C) a relocation of such recipient's place of employment by more than 35 miles, provided and only if such change, reduction or relocation is effected by the Company without the recipient's consent.

     19.18 "ISO" means an incentive stock option described in section 422(b) of the Code.

     19.19 "NSO" means a stock option not described in sections 422 or 423 of the Code.

     19.20 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

     19.21 "Optionee" means an individual or estate who holds an Option or SAR.

     19.22 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or has a control relationship with a corporation. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

    19.23 "Participant" means an individual or estate who holds an Award.

    19.24 "Plan" means this 2002 Equity Incentive Plan, as amended from time to time.

    19.25 "Restricted Share" means a Common Share awarded under the Plan.

    19.26 "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Shares which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

    19.27 "SAR" means a stock appreciation right granted under the Plan.

    19.28 "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

    19.29 "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her option.

    19.30 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporations in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or has a control relationship. A corporation that attains the status of a Subsidiary on a date after the adoption of the plan shall be considered a Subsidiary commencing as of such date.

MEDI-HUT CO., INC.
1935 SWARTHMORE AVE
LAKEWOOD, NJ 08701


VOTE BY INTERNET - www.proxyvote.com
                   -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medi-Hut Co., Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:               MEDHUT                KEEP THIS PORTION FOR YOUR RECORDS
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                                     THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY
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MEDI-HUT CO., INC.

1. Election of Directors:

                                      For     Withhold   For All             To withhold authority to vote, mark "For All Except"
   01) Joseph A. Sanpietro            All     All        Except:             and write the nominee's number on the line below.
   02) Vincent J. Sanpietro
   03) Robert Russo                   0       0          0                   ---------------------------------------------------
   04) James G. Aaron
   05) James S. Vaccaro

Vote On Proposal                      For     Against    Abstain

2. Ratification and Approval of the   0       0          0
   2002 Equity Incentive Plan:


-------------------------------------------------        ------------------------------------------
                                         |                                                  |
                                         |                                                  |
-------------------------------------------------        ------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]        Date           Signature (Joint Owners)            Date
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

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                                     PROXY
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                               MEDI-HUT CO., INC.
                             1935 Swarthmore Avenue
                           Lakewood, New Jersey 08701

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph A. Sanpietro as Proxy, with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse side, all the shares of common stock of Medi-Hut Co., Inc. (the Company) held of record by the undersigned as of May 31, 2002, at the Annual Meeting of shareholders to be held at 10:00 a.m. on Friday, July 5, 2002, at the Vanity Fare Bistro, located at the Best Western Hotel, 1600 Route 70, Lakewood, New Jersey, or any adjournment thereof.
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